Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of First Merchants
Corporation on Form S-8 (File Number 333-50484) of our report dated June 5, 2018, on our audits of the financial statements of First Merchants Corporation Retirement Income and Savings Plan for the
years ended December 31, 2017 and 2016, which report is included in this Annual Report on
Form 11-K.

/s/ BKD, LLP

Indianapolis, Indiana
June 5, 2018